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SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2003

First Consulting Group, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

        On May 30, 2003, First Consulting Group completed the acquisition of Coactive Systems Corporation, a provider of inbound and outbound call center services to the hospital and payer markets on an outsourced or ASP model basis, for an aggregate cash purchase price of $637,400. FCG also assumed approximately $1.5 million of Coactive's indebtedness in connection with the merger. FCG has repaid such outstanding amount and continues to have no long-term debt.

Item 7.    Financial Statements and Exhibits

        (c)   Exhibits. Attached as Exhibit 99.1 to this report is FCG's press release announcing the completion of the acquisition of Coactive Systems Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.
Date: June 3, 2003	By:	/s/ MICHAEL A. ZUERCHER Michael A. Zuercher Vice Pres, Secretary and General Counsel

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SIGNATURES